Exhibit 99.01

ANAPTYSBIO ANNOUNCES APPOINTMENT OF

J. ANTHONY WARE, M.D. TO BOARD OF DIRECTORS

SAN DIEGO, August 24th, 2017 - AnaptysBio, Inc. (Nasdaq: ANAB), a clinical-stage biotechnology company developing first-in-class antibody product candidates focused on unmet medical needs in inflammation, today announced the appointment of J. Anthony Ware, M.D. to its board of directors.

“We are excited to welcome Dr. Ware to AnaptysBio’s board of directors,” said Hamza Suria, president and chief executive officer of AnaptysBio. “Dr. Ware’s experience in the clinical development and regulatory approval of novel immune-modulatory therapeutics will be a key resource for AnaptysBio as we advance our wholly-owned inflammation-focused antibody pipeline.”

Dr. Ware said, “I am pleased and honored to join AnaptysBio’s Board of Directors. The Company has a very interesting clinical-stage pipeline focused on the treatment of severe inflammatory diseases with unmet medical need. I look forward to working with AnaptysBio’s management team to advance the development and regulatory approval of ANB020 and ANB019.”

Dr. Ware currently serves as the senior vice president of product development of Lilly Bio-Medicines at Eli Lilly and Company, where he is responsible for the clinical development and regulatory approval of new medicines in multiple therapeutic areas. His sixteen year tenure at Eli Lilly has included the clinical development, regulatory approval and launch of numerous novel therapeutics, including Taltz®, Olumiant®, Cymbalta®, Cialis®, Effient® and Trulicity®. Prior to Eli Lilly, Dr. Ware served as professor of medicine and molecular pharmacology at Albert Einstein College of Medicine in New York, where he was also chief of cardiology at Montefiore Medical Center. Before then, Dr. Ware was on the faculty of Harvard Medical School and also served as a senior physician and director of the coronary care unit at Beth Israel Hospital. Dr. Ware received a bachelor of science degree from Washburn University, a medical degree from the University of Kansas, has served in internships at the University of Texas at Houston and Baylor College of Medicine, and is board certified both in internal medicine and cardiovascular disease.

About AnaptysBio

AnaptysBio is a clinical-stage biotechnology company developing first-in-class antibody product candidates focused on unmet medical needs in inflammation. The company’s proprietary anti-inflammatory pipeline includes its anti-IL-33 antibody (ANB020) for the treatment of moderate-to-severe adult atopic dermatitis, severe adult peanut allergy and severe adult eosinophilic asthma; its anti-IL-36R antibody (ANB019) for the treatment of rare inflammatory diseases, including generalized pustular psoriasis and palmo-plantar pustular psoriasis; and a portfolio of checkpoint receptor agonist antibodies for the treatment of certain autoimmune diseases where immune checkpoint receptors are insufficiently activated and have demonstrated efficacy in an animal model of graft-versus-host disease. AnaptysBio’s antibody pipeline has been developed using its proprietary somatic hypermutation (SHM) platform, which uses in vitro SHM for antibody discovery and is designed to replicate key features of the human immune system to overcome the limitations of competing antibody discovery technologies. AnaptysBio has also developed multiple therapeutic antibodies in an immuno-oncology partnership with TESARO and an inflammation partnership with Celgene, including an anti-PD-1 antagonist antibody (TSR-042) an anti-TIM-3 antagonist antibody (TSR-022) and an anti-LAG-3 antagonist antibody (TSR-033), which are currently under clinical development with TESARO, and an anti-PD-1 checkpoint agonist antibody (CC-90006) currently in the clinic with Celgene.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to: the company’s ability to advance its pipeline and key resources for such advancement and the company’s ability to advance the development and regulatory approval of ANB020 and ANB019 ; Statements including words such as “plan,” “continue,” “expect,” or “ongoing” and statements in the future tense are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements are subject to risks and uncertainties that may cause the company’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties related to the company’s ability to advance its product candidates, obtain regulatory approval of and ultimately commercialize its product candidates, the timing and results of preclinical and clinical trials, the company’s ability to fund development activities and achieve development goals, the company’s ability to protect intellectual property and other risks and uncertainties described under the heading “Risk Factors” in documents the company files from time to time with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release, and the company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

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Contact:

Monique Allaire

THRUST Investor Relations

617.895.9511

monique@thrustir.com